Exhibit 99.1

QUARTER ENDED MARCH 31, 2014 II 1 First Quarter Overview As of March 31, 2014 SUMMARY Financial performance continues to improve 1875 Lawrence, under contract at the end of the quarter, was sold on May 30 Same store improvements (year-over-year) in terms of growth and occupancy Share redemption program re-opened for ordinary redemptions Key operating properties continue to perform well The Lakes of Margate in Margate, Florida Positive Outlook The investments of Behringer Harvard Opportunity REIT II, Inc. (the Company) are performing well and management believes that the outlook for the Company is positive. During the first quarter, we made progress in stabilizing portfolio assets and strengthening cash flow from operations. We also are continuing to develop a pipeline of real estate-related investments expected to create value and enhance cash flow from operations. Solid Performance of Multifamily Communities Since 2009, the Company has successfully invested in nine value-added rental housing properties, including seven multifamily communities and two student housing communities. Two of the multifamily communities have been sold. We continue to see performance improvements in our current multifamily properties. Year-over-year rental revenues for our same store multifamily properties (Lakes of Margate and Arbors Harbor Town) increased a total of 9%, and year-over-year same store average effective monthly rent increased from $1.23 per square foot to $1.29, or just under 5%. Moreover, as of March 31, 2014, the same store average effective rent for the most recent leases was $1.34 per square foot, a positive trend we are working to continue. Average occupancy for all of our multifamily properties at quarter-end was 93%. Improved Financial Performance For the first quarter of 2014, we continued to see improvement in operating cash flows, which improved $1.5 million year-over-year. Same store data for the first quarter of 2014 improved year-over-year, on balance, in terms of rent growth and occupancy for properties owned by us during the entire periods. The exception was 1875 Lawrence, which was sold after the end of the quarter. The Company is well-positioned in respect to its debt. As of March 31, 2014, the total-debt to total-assets ratio (at book value) was 51.5%; the weighted average interest rate was 3.7%; and the weighted average remaining loan term was 4.5 years. The Company’s next loan maturity is not until April 2015. Arbors Harbor Town Apartments in Memphis, Tennessee

II

QUARTER ENDED MARCH 31, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

Share Redemption Program Re-opened to Ordinary Redemptions

After the end of the quarter, the Company's board decided on May 15, 2014, to re-open the share redemption program to ordinary redemptions and to increase the cash available for redemptions to $10 million in any 12-month period. As you may recall, ordinary redemptions were suspended in March 2012 and only redemptions for death and disability have been made since then.

The decision to re-open ordinary redemptions was made in part to provide a liquidity option for shareholders who desired to redeem their shares for cash. As a reminder, the redemption value for ordinary redemptions generally is 80% of the average price paid by the redeeming investor, less the $0.50 special distribution paid in 2012. The redemption value for death, disability and long-term care redemptions is 90% of the average price paid by the redeeming investor less the $0.50 special distribution.

Operational Improvements at Courtyard by Marriott Kauai

We are pleased with the continued improvement in operations at the Courtyard by Marriott in Kauai, Hawaii. Strong group business and growing demand for banquet and catering services continued to be major drivers of the hotel's improving operating performance.



The Courtyard by Marriott in Kauai, Hawaii

	First Quarter of 2014 versus First Quarter of 2013
Revenues	+21%
Occupancy Rate	+4%
Average Daily Rate	+19%
RevPAR	+23%
NOI	+56%

Increases in net operating income (NOI) have clearly illustrated the improving performance of the Courtyard by Marriott Kauai. For the full year of 2013, NOI significantly improved year-over-year as a result of completing planned renovations and asset stabilization efforts by management. We enjoyed strong performance during the first quarter of 2014 as NOI continued this upward trend. We expect our aggressive asset management strategies to result in similar performance improvements for this property during the remainder of 2014.

PORTFOLIO SUMMARY

As of March 31, 2014

6 multifamily/student housing investments

4 office investments*

1 hospitality investment

1 self-storage investment

1 mezzanine loan

*1875 Lawrence was sold after the end of the quarter.



Parkside Apartments in Sugar Land, Texas (near Houston)

13 portfolio investments overall

Click here to view the complete portfolio.

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II

QUARTER ENDED MARCH 31, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

Conclusion

We will continue to manage the asset portfolio consistent with our value-creation objectives to maximize the ultimate return to investors. Our goals are to:

- Target income-producing acquisitions in markets with strong or recovering economies, with a focus on multifamily opportunities and other core-plus and value-added investments
- Stabilize and grow the cash flowing from our existing asset portfolio
- Pursue selective asset sales as attractive opportunities may arise
- Seek out and take timely advantage of value-creating opportunities

Financial Highlights

(in thousands, except per share amounts)	*3 mos. ended Mar. 31, 2014*	*3 mos. ended Mar. 31, 2013*
FFO	$ 683	$ (817)
FFO per share	$ 0.03	$ (0.03)
(in thousands)	*As of Mar. 31, 2014*	*As of Dec. 31, 2013*
Total assets	$ 410,263	$ 414,375
Total liabilities	$ 220,655	$ 221,586

Reconciliation of FFO to Net Income (Loss)

(in thousands, except per share amounts)	*3 mos. ended Mar. 31, 2014*	*3 mos. ended Mar. 31, 2013*
Net income (loss)	$ (2,884)	$ (4,332)
Adjustments for[1]:		
Real estate depreciation and amortization[2]	3,567	3,515
FFO[3]	$ 683	$ (817)
GAAP weighted average shares: Basic and diluted	26,011	26,054
FFO per share	$ 0.03	$ (0.03)
Net income (loss) per share	$ (0.11)	$ (0.17)

[1] Reflects continuing operations, as well as discontinued operations. There were no discontinued operations for the three months ended March 31, 2014.
[2] Includes our consolidated amount and the noncontrolling interest adjustment for the third party partners' shares.
[3] FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our first quarter Form 10-Q on file with the SEC.

SECOND QUARTER UPDATE CALL

Tuesday
AUGUST
19

We hope you will join us for the second quarter update call on August 19, 2014 at 1:00 p.m. Central Time. We will send further details about this call in your next quarterly statement.





Arbors Harbor Town Apartments in Memphis, Tennessee

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II 15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT II, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 07/14 © 2014 Behringer 2371-1 OP2 Q1 Report 2014 4